CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") effective as of the 24th day of January, 2007.

BETWEEN

Novori Inc.
9648 – 128th Street, Suite 204B
Surrey, British Columbia
Canada, V3T 2X9
(604) 581 5222 Fax: (604) 587 5554 (the "**Company**")

AND

0775270 B.C. Ltd.
5376 Walter Place
Burnaby, British Columbia
Canada, V5G 4K2
(the "**Consultant**")

WHEREAS:

A. the Consultant is in the business of assisting public companies in financial advisory, strategic business planning, and investor and public relations strategies;

B. the Consultant may, during the period of time covered by this Agreement, provide advice and consult with the Company or provide one or more plans to utilize other business entities to achieve the Company's goals;

C. the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

D. the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain the Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DUTIES AND INVOLVEMENT

The Company hereby engages the Consultant to provide strategic and business consulting services, provide one or more plans, and for coordination in executing the agreed-upon plan, advise on various investor and public relations plans as agreed by both parties. The plan may include, but not by way of limitation, the following services: consulting with the

Company's management concerning marketing surveys, strategic business planning, review and assistance in updating a business plan, review and advise on the capital structure for the Company, assist in the development of an acquisition profile and structure, recommend financing alternatives and sources, and consult on corporate finance and/or investment banking issues. In addition, these services may include production of a corporate profile and fact sheets, personal consultant services, including, but not by way of limitation, due diligence meetings, printed media and advertising design.

2. LIMITATION ON DUTIES

The parties agree that throughout the term of the agreement, the consulting services will not include:

(a) Dissemination of any press releases;
(b) Dissemination of any information or promotional material using means that are prohibited by law;

3. INSIDER INFORMATION

The Consultant acknowledges that pursuant to this Agreement the Consultant may receive confidential insider information about the Company and/or its subsidiaries. The Consultant agrees not to disclose such information to anyone, including, but not limited to, the Consultant's family, friends, business associates or affiliates, until such information has been approved for release by the Company and is released to the general public.

The Consultant agrees not to use such confidential insider information to arrange for or solicit to buy or sell shares of the Company either directly, or indirectly through any person, until such information has been approved for release by the Company and is released to the general public.

The Consultant agrees not to disclose any information about the Company, its subsidiaries, the business of the Company and/or its subsidiaries to anyone prior to the information being released to the general public, unless specifically given permission to make the specific disclosure by the Company.

4. RELATIONSHIP AMONG THE PARTIES

Consultant acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that the consultant does not have, through stock ownership or otherwise, the power neither to control the Company, nor to exercise any dominating influences over its management.

Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

5. EFFECTIVE DATE, TERM AND TERMINATION

This Agreement shall be effective on January 24, 2007 and will continue for a period of 24 months subject to the terms of the Standby Equity Distribution Agreement. This Agreement can only be modified if mutually agreeable and in writing.

6. COMPENSATION AND PAYMENT OF EXPENSES.

The Company agrees to pay the Consultant a flat fee of US $15,000.00 per month, inclusive of all expenses. The fee shall only be payable subject to the terms and conditions of the Standby Equity Distribution Agreement between the parties signed on January 24, 2007 (the "Equity Agreement"). The Company shall only be required to pay the $15,000 monthly fee for the months in which an "Advance" (as that term is defined in the Equity Agreement") is requested by the Company and received by the Company in accordance with the terms of the Equity Agreement.

7. CONFIDENTIALITY

Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

8. MISCELLANEOUS PROVISIONS

(a) **Time.** Time is of the essence of this Agreement.

(b) **Presumption.** This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(c) **Titles and Captions.** All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d) **Further Action.** The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(e) **Good Faith, Cooperation and Due Diligence.** The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

(f) **Savings Clause.** If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(g) **Assignment.** This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

(h) **Notices.** All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as

either party may designate, upon at least ten (10) days' written notice, to the other party.

(i) **Entire agreement.** This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

(j) **Waiver.** A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(k) **Counterparts.** This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

(l) **Successors.** The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

(m) **Counsel.** The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, on the day, month and year first written.

NOVORI INC.
by its authorized signatory

H. Schaffner

President

0775270 B.C. Ltd
by its authorized signatory

F. Fabiani

President